Registration No. 333-188641

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLEGHENY TECHNOLOGIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	25-1792394
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Six PPG Place

Pittsburgh, Pennsylvania 15222-5479902

(Address of principal executive offices)

ATI 401(k) SAVINGS PLAN

ATI LADISH HOURLY EMPLOYEES’ SAVINGS AND DEFERRAL INVESTMENT PLAN

(Full title of the plan)

Elliot S. Davis

Senior Vice President, General Counsel,

Chief Compliance Officer and Corporate Secretary

Allegheny Technologies Incorporated

1000 Six PPG Place

Pittsburgh, Pennsylvania 15222-5479

(Name and address of agent for service)

(412) 394-2800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The Registrant filed a Registration Statement on Form S-8 on May 16, 2013 (SEC File No. 333-188641) (the “Registration Statement”) to register, under the Securities Act of 1933, as amended, an aggregate of 1,060,707 shares of the Registrant’s Common Stock, $.10 par value (“Common Stock”), issuable under (i) the Allegheny Ludlum, LLC Personal Retirement and 401(k) Savings Account Plan (the “Allegheny Ludlum Plan”), (ii) The 401(k) Plan, (iii) the Allegheny Technologies Retirement Savings Plan (the “Allegheny Technologies Plan”), (iv) the ATI Forgings and Castings Savings and Deferral Plan (the “ATI Forgings Plan”) and (v) the ATI Ladish Hourly Employees Savings and Deferral Investment Plan (the “ATI Ladish Plan”), with such shares of Common Stock being allocated among such plans as described in the Registration Statement. Effective November 30, 2015, the ATI Forgings Plan has been renamed the “ATI 401(k) Savings Plan.” Also effective November 30, 2015, all defined contribution plan account balances of employees who are not subject to collective bargaining arrangements have been transferred to the ATI 401(k) Savings Plan from, among other of the Registrant’s defined contribution plans, (i) the Allegheny Ludlum Plan, (ii) The 401(k) Plan, (iii) the Allegheny Technologies Plan and (iv) the ATI Ladish Plan. As of the date of this Post-Effective Amendment No. 1 to the Registration Statement, no shares of Common Stock allocated to the Allegheny Ludlum Plan, The 401(k) Plan or the Allegheny Technologies Plan under the Registration Statement have been offered or sold thereunder, and approximately 13,000 shares of Common Stock allocated to the ATI Ladish Plan under the Registration Statement have been offered and sold thereunder. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to reflect (i) the renaming of the ATI Forgings Plan as the “ATI 401(k) Savings Plan” and (ii) the reallocation of shares under the Registration Statement, as amended hereby. No additional shares of the Registrant’s Common Stock are being registered hereby.

With this filing, the number of shares of Common Stock listed below are allocated to the respective plans from the aggregate amount originally registered under the Registration Statement:

Plan Name	Shares
ATI 401(k) Savings Plan	1,040,707
ATI Ladish Hourly Employees’ Savings and Deferral Investment Plan	20,000

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 18th day of December, 2015.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Richard J. Harshman
Richard J. Harshman
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

SIGNATURE	TITLE	DATE

/s/ Richard J. Harshman	Chairman, President and Chief	December 18, 2015
Richard J. Harshman	Executive Officer (Principal Executive Officer)

/s/ Patrick J. DeCourcy	Senior Vice President, Finance and	December 18, 2015
Patrick J. DeCourcy	Chief Financial Officer (Principal Financial Officer)

/s/ Karl D. Schwartz	Controller and Chief Accounting Officer	December 18, 2015
Karl D. Schwartz	(Principal Accounting Officer)

*	Director
Carolyn Corvi

*	Director
Diane C. Creel

*	Director
James C. Diggs

*	Director
J. Brett Harvey

*	Director
Barbara S. Jeremiah

Director
David J. Morehouse

*	Director
John R. Pipski

*	Director
James E. Rohr

*	Director
Louis J. Thomas

*	Director
John D. Turner

* By	/s/ Elliot S. Davis	Attorney-in-Fact	December 18, 2015
Elliot S. Davis

Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Plans has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on December 18, 2015.

ATI 401(k) SAVINGS PLAN
ATI LADISH HOURLY EMPLOYEES’ SAVINGS AND DEFERRAL INVESTMENT PLAN

By:	ALLEGHENY TECHNOLOGIES INCORPORATED,
as Plan Administrator

	By:	/s/ Patrick J. DeCourcy
Patrick J. DeCourcy
Senior Vice President, Finance and Chief Financial Officer